SCHEDULE OF OMITTED
                      AMENDED AND RESTATED PROMISSORY NOTES


The Company has also entered into four additional Amended and Restated Promissory Notes which are substantially identical to the following Amended and Restated Promissory Note in all material respects except as to the maker and principal balance. Listed below are the material details in which such documents differ from the document filed as part of this exhibit.

                                                     Principal Balance
                          Maker
          --------------------------------------- ---------------------

          Fiesta SPE, L.L.C.                          $1,550,000.00

          Fiesta/Encanta MHP, L.L.C.                  $  375,000.00

          Southern Palms MHP, L.L.C.                  $1,125,000.00

          Fiesta/Encanta MHP, L.L.C.                  $3,900,000.00

                              AMENDED AND RESTATED
                                 PROMISSORY NOTE

$1,350,000.00                                                   Phoenix, Arizona
                                                                 August 18, 1998


         FOR VALUE RECEIVED, CASA ENCANTA COMMERCIAL, L.L.C. an Arizona limited liability company (hereinafter called the "Maker"), promises to pay to the order of COMMERCIAL ASSETS, INC., a Maryland corporation (hereinafter sometimes called "Lender"), or its assigns, at its office at 3410 S. Galena Street, Denver, Colorado 80231, Attention: Terry Considine, or at such other place as the holder or holders hereof may from time to time designate in writing, the principal sum of ONE MILLION THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($1,350,000.00), or so much thereof as remains unpaid from time to time (hereinafter called "Principal Balance"), together with interest on the Principal Balance at the rate hereinafter specified, in coin or currency, which, at the time or times of payment, is legal tender for payment of public and private debts in the United States of America, all in accordance with the terms hereinafter set forth.

         From and after the date hereof, and until this promissory note (the "Note") is fully paid, interest on the Principal Balance shall be computed at the rate of fifteen percent (15%) per annum. Interest, computed at said rate for the portion of the month of August, 1998, remaining after the date (the "Disbursement Date") on which funds are disbursed hereunder, shall be prepaid on the Disbursement Date. Installments of interest shall thereafter be due and payable in one hundred twenty (120) consecutive, monthly payments, commencing on October 1, 1998, and continuing thereafter on the first day of each and every calendar month through and including September 30, 2007. From the Disbursement Date until September 1, 1999, payments on this Note shall be computed and made based upon a rate (the "Pay Rate") of nine percent (9%) per annum applied to the Principal Balance for the preceding calendar month. The difference between the interest which accrues and the payment of interest made for each calendar month shall be added to the Principal Balance at the end of each calendar month. The Pay Rate shall be increased annually by one percent (1%) as of September 1, 1999, and on each September 1st thereafter until the Pay Rate is twelve percent (12%) per annum, where the Pay Rate shall remain for the term of this Note. Maker understands and agrees that payments which are made based upon the Pay Rate shall cause the Principal Balance to increase each month, which, in turn shall result in the required payment amount increasing each month. The entire Principal Balance, and all unpaid, accrued interest thereon, shall be due and payable in full on September 30, 2007 (hereinafter called "Maturity Date"). Any payments made by Maker in addition to the aforesaid regular, monthly payments of interest shall be applied first to accrued and unpaid interest and the remainder thereof shall be applied to the Principal Balance; provided, however, that, if the holder hereof has made any advance of monies under the terms of any instrument securing this Note, which the Maker has not repaid, the holder hereof may, at its option, first apply any monies received from the Maker to repayment of any such advance, plus interest thereon at the rate of eighteen percent (18%) per annum (hereinafter called "Default Rate"), from the date of such advance, in such order as said holder may elect, and the balance, if any, shall be applied to any regularly scheduled, required, monthly payment of interest then due, in the manner above provided. All interest payable hereunder shall be computed on the basis of a 360 day year of twelve (12) thirty (30) day months, provided that partial month interest shall be computed on the basis of actual number of days principal is outstanding.

         In the event that any required payment of principal and/or interest is not made within ten (10) days of the due date thereof, a late payment charge of five cents ($.05) for each dollar ($1.00) so overdue may be charged by the holder hereof for the purpose of defraying a portion of the expense incident to handling such overdue payment. In the event that any such overdue payment is not made within one (1) month of the due date thereof, an additional late payment charge of three cents ($.03) for each dollar ($1.00) so overdue may be charged by the holder thereof for such purpose, and said holder may charge an additional three cents ($.03) for each dollar ($1.00) so overdue for each additional month, or fraction thereof, during which any such payment remains past due. The foregoing late payment charges apply individually to each required payment of principal and interest which is past due, and once imposed will not be adjusted pro rata on a daily basis.

         The Maker agrees to pay an effective rate of interest which is the stated rate provided in this Note plus any additional rate of interest resulting from any charges of interest or in the nature of interest paid or to be paid in connection with the loan evidenced hereby, including without limitation, all amounts paid by or on behalf of the Maker to Lender, reasonably incurred to originate, receive or evidence the loan represented by this Note. Notwithstanding any provision herein or in the Deed of Trust or any Other Loan Document contained, the total liability of the Maker for payments in the nature of interest hereunder or thereunder shall not exceed interest at the maximum rate permitted by the laws of the State of Arizona, if any, and any amount paid as interest in excess of said maximum rate shall not be deemed to be a payment of interest and shall be refunded to the Maker, and the Maker does hereby agree to accept such refund.

         Time is of the essence hereof. Notwithstanding any provision herein which may be construed to provide to the contrary, in the event of any default in the payment of any payment of principal and/or interest, or any part thereof, when due hereunder, in the event of any default in the payment of any other sum of money required to be paid hereunder, under the Deed of Trust or under any Other Loan Document, or in the event of any default in the performance of or compliance with any other covenant or condition of this Note or any other covenant or condition of the Deed of Trust or of any Other Loan Document, then, in any such case, the entire Principal Balance, with all accrued interest, any late payment charges and any applicable reinvestment charge, shall, at the option of the holder hereof, become immediately due and payable, without notice, at the place of payment aforesaid. Failure to exercise this option, however often, shall not constitute a waiver of the right to exercise it thereafter; provided, however, that such option may not be exercised as to any given default subsequent to the correction of that default. From and after the date of occurrence of any such default, and from and after the Maturity Date, interest shall accrue on the Principal Balance at the Default Rate and shall be due and payable on the first day of each calendar month or on demand, at Lender's option; provided, however, that if all defaults are corrected and the indebtedness secured hereby is fully reinstated in accordance with Arizona law, the interest payable thereon shall again be computed at the rate provided on page 1 of this Note, unless and until another default shall occur. Except as hereinafter expressly provided, no modification or amendment of the terms of this Note shall be effective unless made in a writing signed by the parties hereto.

         Each Maker, co-maker, endorser, surety and guarantor hereby guaranties payment of this Note, waives demand, presentment, notice of nonpayment, protest, notice of protest, notice of dishonor and diligence in collection and agrees that without any notice to any such parties, the holder hereof, alone or together with any present or future owner or owners of any property covered by the Deed of Trust or by any Other Loan Document (herein called "Trust Property"), may from time to time extend, renew, or otherwise modify the date or dates or amount or amounts of payment above recited, or the holder hereof may from time to time waive any right it has hereunder, under the Deed of Trust or under any Other Loan Document and may release any part or parts of the Trust Property from such Deed of Trust or Other Loan Document, with or without consideration, and that, in any such case, each maker, co-maker, endorser, surety and guarantor shall continue liable to pay the unpaid balance of the indebtedness evidenced hereby as so extended, renewed or modified, and notwithstanding any such waiver or release; and further agrees to pay all costs of collection, including court costs and a reasonable amount for attorneys' fees (including but not limited to court costs and reasonable attorneys' fees on appeal), in case any payment shall not be made when due, and all costs and expenses, including court costs and reasonable attorneys' fees (including court costs and reasonable attorneys' fees on appeal), incurred in protecting the security for this Note or in preserving the Trust Property, or in exercising or defending, or in obtaining the right to exercise, the rights and remedies of Lender hereunder, under the Deed of Trust or under any Other Loan Document, whether suit be brought or not, and in probate, bankruptcy, insolvency, arrangement, reorganization, receivership and other debtor-relief proceedings, whether or not the holder hereof prevails therein, together with interest thereon at the Default Rate from and after the date of payment of any such costs, expenses and/or fees by said holder.

         This Note is secured by a Combination Deed of Trust, Assignment of Rents, Security Agreement and Fixture Financing Statement of even date herewith (herein called "Deed of Trust") covering the Trust Property, which is located in Maricopa County, Arizona, by other instruments and agreements and by any other instrument, agreement or document governing any other loan by Lender to Maker or an affiliate thereof (as contemplated below) (collectively, the "Other Loan Documents"), and by one (1) or more Guaranties, if any. The Deed of Trust provides for "Additional Interest" (as defined therein) to be paid by Maker, in addition to the principal, interest and other charges set forth in this Note.

         Notwithstanding anything to the contrary in this Note, the Deed of Trust, or any other Loan Document, the Principal Balance of this Note is not prepayable in part, without the express written consent of Lender.

         Maker hereby acknowledges and agrees that Lender is making and in the future, may make, one or more loans or other financial considerations to entities in which The Norman Andrus Irrevocable Trust, u/a/d July 29, 1997 is a member, and that a breach or default under the applicable agreements, instruments and documents governing one or more of such loans shall automatically constitute a default hereunder, in which case, Lender shall have all rights and remedies herein provided, or otherwise available at law or in equity.

         This Note is made with reference to and shall be construed in accordance with and governed by the laws of the State of Arizona. This Note amends, replaces and supercedes that Promissory Note dated August 18, 1998 in the amount of $1,250,000.00, made by Maker and payable to Lender.

         IN WITNESS WHEREOF, the Maker has executed this Promissory Note as of the date first above written.



                                        CASA ENCANTA COMMERCIAL, L.L.C.
                                        an Arizona limited liability company

                                        By:  /s/ Norman Andrus
                                           -------------------------------------
                                              Norman Andrus
                                        Its:  Manager


                                        By:  COMMUNITY ACQUISITION AND
                                             DEVELOPMENT CORPORATION,
                                             a Delaware corporation
                                        Its: Manager

                                             By:  /s/ Joseph W. Gaynor
                                                 -------------------------------
                                                   Joseph W. Gaynor
                                             Its:  President

661401\10169.0007